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                                   EXHIBIT A

This Exhibit A to Schedule 13G is filed pursuant to the requirements of Rules 13d-1(c) and 13d-1(k)(1). The undersigned hereby agree that the Schedule 13G to which this Exhibit is attached is filed on behalf of each of the undersigned.


Dated:            July 7, 1999


The Progressive Corporation
Halcyon Insurance Company
PC Investment Company
Progressive American Insurance Company
Progressive Bayside Insurance Company
Progressive Casualty Insurance Company
Progressive Classic Insurance Company
Progressive Investment Company, Inc.
Progressive Mountain Insurance Company
Progressive Northern Insurance Company
Progressive Northwestern Insurance Company
Progressive Preferred Insurance Company
Progressive Premier Insurance Company of Illinois
Progressive Southeastern Insurance Company
Progressive Specialty Insurance Company
United Financial Casualty Company



By:  /S/  David M. Schneider
    -------------------------------
         David M. Schneider
         Secretary


Midland Risk Insurance Company
Specialty Risk Insurance Company

By:  /S/  David M. Schneider
    --------------------------------
         David M. Schneider
         Assistant Secretary